CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     I have issued our report dated July 30, 2000 accompanying the audited financial statements of Metwood, Inc., included in its report on Form 8-K for its year ended June 30, 2000, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8.



/s/ Michael J. Bongiovanni, P.A., C.P.A.

19425-G Liverpool Parkway
Cornelius, North Carolina 28031